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                             Huddleston & Co., Inc.

                       Petroleum and Geological Engineers

                                1 Houston Center

                           1221 McKinney, Suite 3700

                              Houston, Texas 77010

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                   Phone (713) 209-1100 * Fax (713) 752-0828

                                                                    EXHIBIT 23.B

                       CONSENT OF HUDDLESTON & CO., INC.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (File No. 333-106586) of El Paso Production Holding Company of the reference to us and our report under the captions "Business--Natural Gas and Oil Reserves", "Management's Discussion and Analysis of Financial Condition and Results of Operations--Reserves and Costs" and "Supplemental Natural Gas and Oil Operations (Restated) (Unaudited)" appearing in the Annual Report on Form 10-K of El Paso Production Holding Company for the year ended December 31, 2003.

                                            HUDDLESTON & CO., INC.


                                             /s/ PETER D. HUDDLESTON
                                            ------------------------------------
                                            Peter D. Huddleston, P.E.
                                            President

Houston, Texas
September 27, 2004